Exhibit 10.1

WARRANT AMENDMENT

This WARRANT AMENDMENT (this “Amendment”) is dated as of December 22, 2009 by and among Lihua International, Inc., a Delaware corporation (the “Company”), and the investors signatory hereto (each an “Investor”, collectively, the “Investors”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Securities Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”), dated as of October 31, 2008 (the “Closing Date”), pursuant to which the Company conducted a private offering solely to accredited investors pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Act”), of its series A preferred stock and warrants; and

WHEREAS, pursuant to Sections 4(d) and (e) of the Series A Warrant to Purchase Shares of Common Stock of the Company which were delivered to the Investors pursuant to the Securities Purchase Agreement (the “Series A Warrant”), in the event the Company issues any additional shares of Common Stock or Common Stock Equivalents (as defined in the Series A Warrant) at a price per share less than the exercise price of the Series A Warrant (an “Additional Issuance”), such exercise price shall be reduced to such lesser price concurrently with the issue or sale; and

WHEREAS, the Company has requested that the Investors amend the Series A Warrant to delete Sections 4(d), (e) and (f) thereof; and agree that in lieu of such provisions the holders of the Series A Warrant shall have a right to pre-approve any Additional Issuance at a price less than the exercise price of the Series A Warrant then in effect; and

WHEREAS, pursuant to Section 11 of the Series A Warrant, no provision of the Series A Warrant may be amended without the written consent of the Majority Holders (as defined in the Series A Warrant); and

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.           Amendment. Pursuant to Section 11 of the Series A Warrant, the Majority Holders hereby amend the Series A Warrant, as of the date hereof, by:

(a) deleting the text of Section 4(d) and replacing it with the following:

“Issuance of Additional Shares of Common Stock and Common Stock Equivalents.

Commencing on the Original Issue Date and ending on the two (2) year anniversary of the Original Issue Date, the Issuer shall not issue any Additional Shares of Common Stock or, Common Stock Equivalents (whether directly or by assumption in a merger in which the Issuer is the surviving corporation), at a price per share less than the Warrant Price then in effect or without consideration, without the prior written consent of the Majority Holders.”; and

(b) deleting Sections 4(e) and (f) in their entirety.

2.           Effect on Transaction Documents.  Except as set forth above the Transaction Documents and any other documents related thereto, shall remain in full force and effect and are hereby ratified and confirmed.

3.           Governing Law; Jurisdiction. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

4.           Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

5.           Severability. If any provision of this Amendment shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Amendment or the validity or enforceability of this Amendment in any other jurisdiction.

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[SIGNATURE PAGES OF COMPANY TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

LIHUA INTERNATIONAL, INC.

By:	/s/ Zhu Jian Hua
Name: Zhu Jian Hua
Title: Chief Executive Officer

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[SIGNATURE PAGES OF INVESTORS TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

VISION OPPORTUNITY CHINA LP

By:	/s/ Adam Benowitz
Name:	Adam Benowitz
Title:	Authorized Signatory

CMHJ TECHNOLOGY FUND II, L.P.

By:	/s/ Kah Leong Ho
Name:	Kah Leong Ho
Title:	Director of CMHJ PARTNERS LTD.,
GP of CMHJ PARTNERS LP, its GP